UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (the Company) held its 2019 annual meeting of shareholders on May 15, 2019. At the meeting shareholders:

•	elected all 13 directors nominated by the Board of Directors;

•	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2019 proxy statement; and

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Lynn Casey	378,876,937	2,341,287	917,854	62,753,808
Richard K. Davis	371,546,430	9,244,656	1,344,992	62,753,808
Ben Fowke	375,089,592	5,813,371	1,233,116	62,753,808
Richard T. O’Brien	378,835,599	2,321,008	979,471	62,753,808
David K. Owens	378,579,097	2,507,864	1,049,118	62,753,808
Christopher J. Policinski	378,016,506	3,087,520	1,032,054	62,753,808
James T. Prokopanko	377,916,853	3,059,106	1,160,120	62,753,808
A. Patricia Sampson	371,576,751	9,482,571	1,076,757	62,753,808
James J. Sheppard	378,072,242	3,037,075	1,026,762	62,753,808
David A. Westerlund	373,701,431	7,285,749	1,148,899	62,753,808
Kim Williams	378,786,616	2,397,809	951,653	62,753,808
Timothy V. Wolf	377,822,834	3,203,083	1,110,161	62,753,808
Daniel Yohannes	378,483,488	2,509,291	1,143,300	62,753,808

Proposal 2 — Advisory vote on executive compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
363,500,353	15,932,290	2,702,849	62,754,395

Proposal 3 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2019

Votes For	Votes Against	Votes Abstained
437,300,789	6,180,378	1,408,719

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2019	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services